Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

1. Equity Marketing Hong Kong, Ltd., a Delaware corporation (“EMHK”)

2. Corinthian Marketing, Inc., a Delaware corporation

3. Logistix Limited, a United Kingdom corporation (“Logistix”) (a subsidiary of EMAK Europe)

4. Johnson Grossfield, Inc., a Delaware corporation

5. Equity Marketing, Inc., a Delaware corporation

6. Upshot, Inc., a Delaware corporation

7. Logistix Marketing, Inc. (f/k/a SCI Promotion, Inc.), a Delaware corporation

8. Logistix, Inc., a Delaware corporation

9. Logistix Retail, Inc. (f/k/a Pop Rocket, Inc.), a Delaware corporation

10. EMAK Worldwide Service Corp., a Delaware corporation

11. EMAK Europe Holdings Limited, a United Kingdom corporation (“EMAK Europe”)

12. EMAK Hong Kong Limited, a Hong Kong company (a subsidiary of EMHK)

13. EMAK China Limited, a Hong Kong company (a subsidiary of EMHK)

14. EMAK Asia Holding Company Limited, a Hong Kong company (a subsidiary of EMHK)

15. Megaprint Group Limited, a United Kingdom company (“MGL”) (a subsidiary of EMAK Europe)

16. Megapromotions BV, a Dutch company (a subsidiary of MGL)

17. Logistix Marketing GmbH (f/k/a Megapromotions GmbH), a German company (a subsidiary of MBBV)